All American Term Trust  Annual NSAR
For period ending January 31, 2001               Exhibit 77 Q.1

File number 811 7352


INTERIM INVESTMENT MANAGEMENT AND
ADMINISTRATION CONTRACT
Contract made as of October 10, 2000, between ALL AMERICAN TERM
TRUST INC.,a Maryland corporation Fund, and MITCHELl
HUTCHINS ASSET MANAGEMENT INC. Mitchell Hutchins, a Delaware
corporation registered as an investment adviser under the
Investment Advisers Act of 1940, as amended Advisers Act,
and as a broker dealer under the Securities Exchange Act of 1934, as amended 1934 Act.
WHEREAS the Fund is registered under the Investment Company
Act of 1940, as amended 1940 Act, as a closed end, diversified management investment company, and has registered shares of
its common stock Shares for sale to the public under the
Securities Act of 1933, as amended 1933 Act and WHEREAS the Fund desires and intends to have one or more investment advisers
SubAdvisers provide investment advisory and portfolio management services to the Fund and
WHEREAS the Fund desires to retain Mitchell Hutchins as
investment manager and administrator to furnish certain
administrative and portfolio management services to the Fund, and Mitchell Hutchins is willing to furnish such services
NOW, THEREFORE, in consideration of the premises and mutual
covenants herein contained, it is agreed between the parties hereto as follows
1.      Appointment.  The Fund hereby appoints Mitchell Hutchins
as investment manager and administrator of the Fund for the period and on the terms set forth in this Contract.  Mitchell Hutchins accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.
2.      Duties as Investment Manager Appointment of Sub Advisers
	a     Subject to the oversight and direction of the Funds
	Board of Directors Board, Mitchell Hutchins will provide to
	the Fund investment management evaluation services principally
	by performing initial reviews of prospective SubAdvisers
	for the Fund and supervising and monitoring performance
	of the Sub Advisers thereafter.  Mitchell Hutchins agrees
	to report to the Fund the results of its evaluation,
	supervision and monitoring functions and to keep certain
	books and records of the Fund in connection therewith.
	Mitchell Hutchins further agrees to communicate performance expectations and evaluations to the SubAdvisers, and to
	recommend to the Fund whether agreements with the SubAdvisers should be renewed, modified or terminated.
	b     Mitchell Hutchins is responsible for informing
	the Sub Advisers of the investment objectives, policies
	and restrictions of the Fund, for informing or ascertaining
	that it is aware of other legal and regulatory
	responsibilities
	applicable to the SubAdvisers with respect to the Fund,
	and for monitoring the SubAdvisers discharge of their
	duties but Mitchell Hutchins is not responsible for the
	specific actions or inactions of the SubAdvisers in the performance of the duties assigned to it.
	c     With respect to each SubAdviser for the Fund,
	Mitchell Hutchins shall enter into an agreement SubAdvisory Agreement with the SubAdviser in substantially the form previously approved by the Board.
	d     Mitchell Hutchins shall be responsible for the fees
	payable to and shall pay the SubAdvisers of the Fund the
	fee as specified in the SubAdvisory Agreement relating thereto.
3.      Duties as Administrator.  Mitchell Hutchins will administer the affairs of the Fund subject to the oversight and direction of the Board and the following understandings
	a     Mitchell Hutchins will supervise all aspects of the
	operations of the Fund, including oversight of transfer
	agency, custodial and accounting services, except as
	hereinafter set forth provided, however, that nothing
	herein contained shall be deemed to relieve or deprive the
	Board of its responsibility for and control of the conduct
	of the affairs of the Fund.
	b     Mitchell Hutchins will provide the Fund with such
	corporate, administrative and clerical personnel including officers of the Fund and services as are reasonably
	deemed necessary or advisable by the Board, including
	the maintenance of certain books and records of the Fund.
	c     Mitchell Hutchins will arrange, but not pay, for the
	periodic preparation, updating, filing and dissemination as applicable of the Funds Registration Statement, proxy
	material, tax returns and required reports to the Funds shareholders and the Securities and Exchange Commission Commission
	and other appropriate federal or state regulatory authorities.
	d     Mitchell Hutchins will provide the Fund with, or obtain
	for it, adequate office space and all necessary office
	equipment and services, including telephone service, heat, utilities, stationery supplies and similar in
	e     Mitchell Hutchins will provide the Board on a regular
	basis with economic and investment analyses and reports and
	make available to the Board upon request any economic, statistical and investment services normally available to institutional or other customers of Mitchell Hutchins.
4.      Further Duties. In all matters relating to the performance of this Contract, Mitchell Hutchins will act in conformity with the Articles of Incorporation, By Laws and the Registration Statement
of the Fund and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the Advisers
Act, and the rules under each, and all other applicable federal and state laws and regulations.
5. Services Not Exclusive. The services furnished by Mitchell Hutchins hereunder are not to be deemed exclusive and Mitchell
Hutchins shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of Mitchell Hutchins, who may also be a director, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.
6.      Expenses.
	a     During the term of this Contract, the Fund will
	bear all expenses, not specifically assumed by Mitchell
	Hutchins, incurred in its operations and the offering
	of its shares.
	b     Expenses borne by the Fund will include but not
	be limited to the following which shall be in addition to
	the fees payable to and expenses incurred on behalf of the
	Fund by Mitchell Hutchins under this contract i the cost including brokerage commissions of securities purchased
	or sold by the Fund and any losses incurred in connection therewith ii fees payable to and expenses incurred on
	behalf of the Fund by Mitchell Hutchins under this
	Contract iii filing fees and expenses relating to the registration and qualification of the Funds Shares under
	the federal and state securities laws iv fees and
	salaries payable to the Funds directors and officers
	who are not interested persons of the Fund or Mitchell
	Hutchins v all expenses incurred in connection with the
	directors services, including travel expenses vi taxes
	including any income or franchise taxes and governmental
	fees vii costs of any liability, uncollectible items of
	deposit and any other insurance and fidelity bonds viii
	any costs, expenses or losses arising out of a liability
	of or claim for damages or other relief asserted against
	the Fund for violation of any law ix legal, accounting
	and auditing expenses, including legal fees of special
	counsel for those directors of the Fund who are not
	interested persons of the Fund x charges of custodians,
	transfer agents and other agents xi costs of preparing
	share certificates xii costs of setting in type,
	printing and mailing reports and proxy materials to
	shareholders xiii any extraordinary expenses including
	fees and disbursements of counsel, costs of actions,
	suits or proceedings to which the Fund is a party and
	the expenses the Fund may incur as a result of its legal obligation to provide indemnification to its officers,
	directors and agents incurred by the Fund xiv fees,
	voluntary assessments and other expenses incurred
	in connection with membership in investment company
	organizations xv costs of mailing and  tabulating proxies
	and costs of meetings of shareholders, the Board and any committees thereof xvi the cost of investment company
	literature and other publications provided by the Fund to
	its directors and officers xvii costs of mailing,
	stationery and communications equipment xviii charges
	and expenses of any outside pricing service used to value portfolio securities xix interest on borrowings of the
	Fund; and xx fees and expenses of listing and maintaining
	any listing of the Funds Shares on any national securities
	exchange.
	c     The Fund may pay directly any expenses incurred by it
	in its normal operations and, if any such payment is consented
	to by Mitchell Hutchins and acknowledged as otherwise payable
	by Mitchell Hutchins pursuant to this Contract, the Fund may reduce the fee payable to Mitchell Hutchins pursuant to
	Paragraph 7 thereof by such amount. To the extent that such deductions exceed the fee payable to Mitchell Hutchins on any monthly payment date, such excess shall be carried forward and deducted in the same manner from the fee payable on succeeding monthly payment dates.
	d     Mitchell Hutchins will assume the cost of any
	compensation
	for services provided to the Fund received by the officers of the Fund and by those directors who are interested persons of the Fund.
	e     The payment or assumption by Mitchell Hutchins of any
	expenses of the Fund that Mitchell Hutchins is not required by this Contract to pay or assume shall not obligate Mitchell Hutchins to pay or assume the same or any similar expense of
	the Fund on any subsequent occasion.
7.      Compensation.
	a      For the services provided and the expenses assumed
	pursuant to this Contract, the Fund will pay to Mitchell
	Hutchins a fee, computed weekly and payable monthly, at
	an annual rate of 0.90 percent, expressed as a percentage of average weekly net assets of the Fund.
	b     The fee shall be accrued weekly and payable monthly
	to Mitchell Hutchins on or before the last business day
	of the next succeeding calendar month.
	c     If this Contract becomes effective or terminates before
	the end of any month, the fee for the period from the
	effective day to the end of the month or from the
	beginning of such
	month to the date of termination, as the case may be,
	shall be prorated according to the proportion which such
	period bears to the full month in which such effectiveness
	or termination occurs.
8.      Limitation of Liability of Mitchell Hutchins.  Mitchell
Hutchins and its officers, directors, employees and delegates, including any Subadvisers to the Fund, shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or any of its shareholders, in connection with the matters to which this Contract relates, except to the extent that such a loss results from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract.  Any person, even though also an officer,
director, employee, or agent of Mitchell Hutchins, who may
be or become an officer, director, employee or agent of the
Fund shall be deemed, when rendering services to the Fund or acting with respect to any business of the Fund, to be rendering such service to or acting solely for the Fund and not as an officer, director, employee, or agent or one under the control or
direction of Mitchell Hutchins even though paid by it.
9.      Duration and Termination.
	a     This Contract shall become effective upon the day
	and year first written above, provided that this Contract
	has been approved by a vote of a majority of the Board of
	the Fund who are not parties to this Contract or interested persons of any such party cast at a meeting called for the purpose of voting on such approval and in which the Board
	may participate by any means of communication that allows
	all directors participating to hear each other simultaneously
	during the meeting.
	b     Unless sooner terminated as provided herein, this
	Contract shall continue in effect for the Fund for a period
	of 150 days after the day and year first above written.
	c     Notwithstanding the foregoing, this Contract may be
	terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund on ten days written notice to Mitchell Hutchins and may be terminated by Mitchell Hutchins at any time, without the payment of any penalty, on sixty days written notice to the Fund. Termination of this Contract shall in no way affect the continued validity of this Contract.
10. Amendment of this Contract. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this contract shall be effective until approved by vote of the independent directors or a majority of the Funds outstanding voting securities.
11. Governing Law. This Contract shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.
12. Miscellaneous. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms majority of the outstanding voting securities,affiliated person,interested person,assignment,broker,investment adviser,national securities exchange,net assets,prospectus,sale,sell and security shall have the same meaning as such terms have in the 1940
Act, subject to such exemption as may be granted by the Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this contract is relaxed by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.
IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

ALLAMERICAN TERM TRUST INC.
Attest:  sCristina Paradiso
By  sDianne E. ODonnell
Name:   Dianne E. ODonnell
Title:

MITCHELL HUTCHINS ASSET
MANAGEMENT INC.
Attest:  sCristina Paradiso
By  s Amy R. Doberman
Name:   Amy R. Doberman
Title:  Senior Vice President and
	General Counsel



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DC  407795.2